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                             MONITORING AGREEMENT
                            ---------------------

                  MONITORING AGREEMENT (this "Agreement"), dated as of March 13, 1998, among THE IMPERIAL HOME DECOR GROUP INC., a Delaware corporation
("IHDG"), and BLACKSTONE MANAGEMENT PARTNERS III L.L.C., a Delaware limited liability company ("BMP").

                                   Recitals
                                   --------

                  A. BMP, by and through itself, its affiliates and their respective officers, employees and representatives, has expertise in the areas of management, finance, strategy, investment and acquisitions relating to the business of IHDG; and

                  B. IHDG desires to avail itself, for the term of this Agreement, of the expertise of BMP in the aforesaid areas and BMP wishes to provide the services to IHDG as herein set forth;

                                   Agreement
                                   ---------

                  NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions contained herein, the parties hereto agree as follows:

                  1. Appointment. IHDG hereby engages BMP to render the advisory and consulting services described in Section 2 hereof for the term of this Agreement.

                  2. Services. BMP hereby agrees that during the term of this Agreement it shall render to IHDG and its subsidiaries, by and through itself, its affiliates, and their respective officers, members, employees and representatives as BMP in its sole discretion shall designate from time to time, advisory and consulting services in relation to the affairs of IHDG and its subsidiaries, including, without limitation, (i) advice in designing financing structures and advice regarding relationships with IHDG and its subsidiaries' lenders and bankers; (ii) advice regarding the structure and timing of public offerings of debt and equity securities of IHDG and its subsidiaries; (iii) advice regarding property dispositions or acquisitions; and (iv) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by IHDG. It is expressly agreed that the services to be performed hereunder shall not include investment banking or other financial advisory services rendered by BMP or its affiliates to IHDG in connection with any specific acquisition, divestiture, refinancing or recapitalization by IHDG or any of its subsidiaries. BMP may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of IHDG or such subsidiary and BMP.

                  3. Fees. In consideration of the services contemplated by
Section 2 and for similar services rendered prior to the date hereof (a) IHDG agrees to pay to BMP the sum of $4,000,000, payable on the date hereof, and
(b) for the term of this Agreement, IHDG and its respective successors, jointly and severally, agree to pay to BMP an annual fee (the "Monitoring Fee") of $1,500,000, payable in quarterly installments on March 31, June 30, September 30 and


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December 31 of each year commencing on the date hereof through the date (the
"Termination Date") on which affiliates of BMP hold, directly, beneficial ownership of less than 10% of the equity interest in IHDG acquired in the Transactions, or such earlier date as IHDG and BMP shall agree. The Monitoring Fee shall not be prorated for the first calendar year of this Agreement. Any Monitoring Fee for the last calendar year of this Agreement shall be prorated for the period of such year ending on the Termination Date. To the extent required by any debt financing of IHDG or its subsidiaries, the Monitoring Fee shall be deferred until the (i) dissolution of IHDG, and (ii) payment of the Monitoring Fee shall bear interest at a rate of ten percent (10%) per annum, compounded annually, from the date deferred until paid. The "Transactions" are the transactions contemplated by the Recapitalization Agreement (the "Recapitalization Agreement"), dated as of October 14, 1997, as amended, among Borden, Inc., a New Jersey corporation, Borden Decorative Products Holdings, Inc., a Delaware corporation, and BDPI Holdings Corporation ("MergerCo"), a Delaware corporation and an Amended and Restated Acquisition Agreement (the "Imperial Acquisition Agreement"), dated as of November 4, 1997 and amended and restated on March 9, 1998, among Imperial Wallcoverings, Inc., a Delaware corporation, Collins & Aikman Products Co., a Delaware corporation and MergerCo.

                  4. Reimbursements. In addition to the fees payable pursuant to this Agreement, IHDG shall pay directly or reimburse BMP for its Out-of-Pocket Expenses. Promptly following IHDG's request therefor, BMP will provide written back-up relating to any Out-of-Pocket Expenses to be paid or reimbursed by IHDG pursuant to this Agreement. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the reasonable out-of-pocket costs and expenses reasonably incurred by BMP or its affiliates in connection with the services rendered hereunder in pursuing, or otherwise related to, the business or IHDG and the transactions contemplated by the Recapitalization Agreement and the Imperial Acquisition Agreement, including, without limitation, (i) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, (iii) research and research related expenses and (iv) transportation, per diem costs, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by BMP to IHDG of a written statement thereof.

                  5. Indemnification. (a) IHDG will indemnify and hold harmless BMP, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, whether joint or several (the "Indemnifiable Losses"), related to, arising out of or in connection with the advisory and consulting services contemplated by this Agreement or the engagement of BMP pursuant to, and the performance by BMP of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by IHDG, and will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing,

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pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of this sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, provided that, subject to the following sentence, IHDG shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim, suit, investigation or proceeding in which both IHDG and/or one or more of its subsidiaries, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of IHDG and to control its own defense of such action, suit, claim, investigation or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between IHDG, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, suit, investigation, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, suit, investigation, action or proceeding. Provided IHDG is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent of the IHDG. IHDG will not be liable under the foregoing indemnification provision with respect to any Indemnified Party, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the willful misconduct of BMP. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Indemnifiable Losses in question resulted primarily from the willful misconduct of BMP.

                    (b) The Company agrees that if any indemnification sought by any Indemnified Party pursuant to this Section is unavailable for any reason or is insufficient to hold the Indemnified Party harmless against any Indemnifiable Losses referred to herein, then IHDG shall contribute to the Indemnifiable Losses for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by IHDG, on the one hand, and BMP, on the other hand, in connection with the transactions which gave rise to such Indemnifiable Losses or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of IHDG, on the one hand, and BMP, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by the Indemnified Parties to all Indemnifiable Losses with respect to which contribution is available hereunder shall not exceed the fees actually received by BMP in connection with the transactions which gave rise to such Indemnifiable Losses (excluding any amounts paid as reimbursement of such expenses).

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                    (c) Notwithstanding any provision herein to the contrary,
no officer or director of IHDG shall be liable for any obligations of IHDG hereunder, including, without limitation, the payment of the Monitoring Fee pursuant to Section 3, the payment or reimbursement of Out-of-Pocket Expenses pursuant to Section 4 and the indemnification obligations under Section 5(a).

                  6. Accuracy of Information. IHDG shall furnish or cause to be furnished to BMP such information as BMP believes appropriate to its monitoring services hereunder and to the ownership by affiliates of BMP of equity interests of IHDG (all such information so furnished being the "Information"). IHDG recognizes and confirms that BMP (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information and (iii) is entitled to rely upon the Information without independent verification.

                  7. Term. This Agreement shall be effective as of the date hereof and shall continue until the Termination Date, provided that Section 4 shall remain in effect with respect to Out-of-Pocket Expenses incurred, and any Monitoring Fee that has become payable, prior to the Termination Date. The provisions of Section 5, 6 and 8 and otherwise as the context so requires shall survive the termination of this Agreement.

                  8. Permissible Activities. Subject to applicable law, nothing herein shall in any way preclude BMP, its affiliates or their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by IHDG.

                  9.  Miscellaneous.
                      --------------

                    (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party hereto from any such provision, shall be effective unless the same shall be in writing and signed by all of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

                    (b) Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile, Federal Express, or other overnight courier, addressed as follows or to such other address of which the parties may have given notice:

If to BMP:                c/o The Blackstone Group L.P.
                          345 Park Avenue, 31st Floor

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                                    New York, New York 10154
                                    Attention:       Mr.  David A. Stockman
                                                     Senior Managing Director
                                    Facsimile:       (212)  754-8720
                                    Telephone:       (212)  836-9818

If to IHDG:                         The Imperial Home Decor Group Inc.
                                    23645 Mercantile
                                    Cleveland, Ohio 44122
                                    Attention:       James P. Toohey
                                    President and Chief Executive Officer
                                    Facsimile:       (216)  763-8677
                                    Telephone:       (216)  765-8661

Unless otherwise specified herein, such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally or sent by facsimile, and (ii) one business day after being sent by Federal Express or other overnight courier.

                    (c) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

                    (d) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Agreement shall inure to the benefit of, and be binding upon, BMP, IHDG and their respective successors and assigns. The provisions of Section 5 shall inure to the benefit of each Indemnified Party.

                    (e) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                    (f) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

                    (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall be not invalidate or render unenforceable such provision in any other jurisdiction.

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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.


                                        BLACKSTONE MANAGEMENT PARTNERS
                                            III L.L.C.


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        THE IMPERIAL HOME DECOR GROUP INC.


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

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